DISTRIBUTION AGREEMENT


     This Agreement made as of June 30, 2003 by and between Oak Value Trust (the "Trust"), a Massachusetts business trust, and Ultimus Fund Distributors, LLC, an Ohio limited liability company ("Distributor").

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, Distributor is a broker-dealer registered with the Securities and Exchange Commission the ("SEC") and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Trust and Distributor are desirous of entering into an agreement providing for the distribution by Distributor of shares of beneficial interest (the "Shares") of each series of shares of the Trust listed on Schedule A attached hereto (the "Series"), as such Schedule A may be amended from time to time;

      NOW, THEREFORE, in consideration of the premises and agreements of the parties contained herein, the parties agree as follows:

1.   APPOINTMENT.

     The Trust hereby appoints Distributor as its exclusive agent for the distribution of the Shares, and Distributor hereby accepts such appointment under the terms of this Agreement. While this Agreement is in force, the Trust shall not sell any Shares except on the terms set forth in this Agreement. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.

2.   SALE AND REPURCHASE OF SHARES.

     (a) Distributor will have the right, as agent for the Trust, to enter into dealer agreements with responsible investment dealers, and to sell Shares to such investment dealers against orders therefor at the public offering price (as defined in subparagraph 2(d) hereof) stated in the Trust's effective Registration Statement on Form N-1A under the Act and the Securities Act of 1933, as amended, including the then current prospectus and statement of additional information (the "Registration Statement"). Upon receipt of an order to purchase Shares from a dealer with whom Distributor has a dealer agreement, Distributor will promptly cause such order to be filled by the Trust.

     (b) Distributor will also have the right, as agent for the Trust, to sell such Shares to the public against orders therefor at the public offering price.

     (c) Distributor will also have the right to take, as agent for the Trust, all actions which, in Distributor's reasonable judgment, are necessary to carry into effect the distribution of the Shares.

     (d) The public offering price for the Shares of each Series shall be the respective net asset value of the Shares of that Series then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by the Rules of the NASD.


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     (e)  The net asset value of the Shares of each Series  shall be  determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Series shall be calculated by the Trust or by another entity on behalf of the Trust. Distributor shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

     (f) On every sale, the Trust shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which Distributor shall have received an order for the purchase of the Shares.

     (g) Upon receipt of purchase instructions, Distributor will transmit such instructions to the Trust or its transfer agent for registration of the Shares purchased.

     (h) Nothing in this Agreement shall prevent Distributor or any affiliated person (as defined in the Act) of Distributor from acting as distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Distributor or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others from whom it or they may be acting; provided, however, that Distributor expressly represents that it will undertake no activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

     (i) Distributor, as agent of and for the account of the Trust, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.

3.   SALE OF SHARES BY THE TRUST.

     The Trust reserves the right to issue any Shares at any time directly to the holders of Shares ("Shareholders"), to sell Shares to its Shareholders or to other persons at not less than net asset value and to issue Shares in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust.

4.   BASIS OF SALE OF SHARES.

     Distributor does not agree to sell any specific number of Shares. Distributor, as agent for the Trust, undertakes to sell Shares on a best efforts basis only against orders therefor.

5.   RULES OF NASD, ETC.

     (a) Distributor will conform to the Rules of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.

     (b) Distributor will require each dealer with whom Distributor has a dealer agreement to conform to the applicable provisions hereof and the Registration Statement with respect to the public offering price of the Shares, and neither Distributor nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

     (c) Distributor agrees to obtain the prior approval of the Trust before entering into any agreements or plans or using any other materials in connection with any sales of Shares. Distributor further agrees that, to the extent applicable, it will file and clear such agreements, plans or materials with the proper authorities before they are put in use, and not to use them until so filed and cleared.

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     (d)  Distributor,  at its own expense, will qualify as dealer or broker, or otherwise, under all applicable state or federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties.

     (e) Distributor shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the Registration Statement covering the Shares and in other written information approved by the Trust for use by the Distributor. Copies of the Registration Statement and any such written supplemental information will be supplied by the Trust to Distributor in reasonable quantities upon request.

6.   RECORDS TO BE SUPPLIED BY TRUST.

     The Trust shall furnish to Distributor copies of all information, financial statements and other papers which Distributor may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by Distributor, of all financial statements prepared for the Trust by independent public accountants.

7.   FEES AND EXPENSES.

     In the performance of its obligations under this Agreement, Distributor will pay only the costs incurred in qualifying as a broker or dealer under state and federal laws and in establishing and maintaining its relationships with the dealers selling the Shares. All other costs in connection with the offering of the Shares will be paid by the Trust or its investment adviser in accordance with agreements between them as permitted by applicable laws, including the Act and rules and regulations promulgated thereunder. These costs include, but are not limited to, licensing fees, filing fees (including NASD), travel and such other expenses as may reasonably be incurred by Distributor on behalf of the Trust. Distributor agrees that it shall obtain approval from the Trust prior to incurring any out-of-pocket expense that is expected to exceed $500.

8.   INDEMNIFICATION OF TRUST.

     Distributor agrees to indemnify and hold harmless the Trust and each person who has been, is, or may hereafter be a Trustee, officer, employee, shareholder or control person of the Trust against any loss, damage or expense (including the reasonable costs of investigation) and reasonable attorneys' fees reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon (i) the Distributor's willful misfeasance, bad faith, negligence or reckless disregard of its obligations and duties under this Agreement, and (ii) any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements not misleading, on the part of Distributor or any agent or employee of Distributor or any other person for whose acts Distributor is responsible, unless such statement or omission was made in reliance upon written information furnished by the Trust. Distributor likewise agrees to indemnify and hold harmless the Trust and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of Distributor's failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares. The Distributor will advance attorneys' fees or other expenses incurred by any such person in defending a proceeding, upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or each such person may be entitled as a matter of law.



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

9.   INDEMNIFICATION OF DISTRIBUTOR.

     Except as provided in Paragraph 8, the Trust agrees to indemnify and hold harmless Distributor and each person who has been, is, or may hereafter be a director, officer, employee, shareholder or control person of Distributor against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence, including clerical errors and mechanical failures, on the part of any of such persons in the performance of Distributor's duties or from the reckless disregard by any of such persons of Distributor's obligations and duties under this Agreement, for all of which exceptions Distributor shall be liable to the Trust. The Trust will advance attorneys' fees or other expenses incurred by any such person in defending a proceeding, upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

     In order that the indemnification provisions contained in this Paragraph 9 shall apply, it is understood that if in any case the Trust may be asked to indemnify Distributor or any other person or hold Distributor or any other person harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that Distributor will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend Distributor and any such person against any claim which may be the subject of this indemnification, and in the event that the Trust so elects it will so notify Distributor, and thereupon the Trust shall take over complete defense of the claim, and neither Distributor nor any such person shall in such situation initiate further legal or other expenses for which it shall seek indemnification under this Paragraph 9. Distributor shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify Distributor or any such person except with the Trust's written consent.

     Notwithstanding any other provision of this Agreement, Distributor shall be entitled to receive and act upon advice of counsel (who may be counsel for the Trust or its own counsel) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations.

10.  REPRESENTATIONS OF THE PARTIES.

     (a) The Trust certifies to Distributor that: (1) as of the date of the execution of this Agreement, each Series that is in existence as of such date has authorized unlimited shares, and (2) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

     (b) Distributor represents and warrants that: (1) the various procedures and systems which Distributor has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records and other data of the Trust and Distributor's records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, (2) this Agreement has been duly authorized by Distributor and, when executed and delivered by Distributor, will constitute a legal, valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms,




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

          subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, (3) Distributor is duly registered with the SEC as a broker-dealer and is a member of the NASD, and such registration and membership will remain in full force and effect for the duration of this Agreement, and (4) Distributor has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

11.  TERMINATION AND AMENDMENT OF THIS AGREEMENT.

     This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Distributor, (ii) either by action of the Board of Trustees of the Trust or at a meeting of the Shareholders of the Trust by the affirmative vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Distributor by vote cast in person at a meeting called for the purpose of voting on such approval.

     Either the Trust or Distributor may at any time terminate this Agreement on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

12.  EFFECTIVE PERIOD OF THIS AGREEMENT.

     This  Agreement  shall take effect upon its  execution  and shall remain in full force and effect for a period of two (2) years from the date of its execution (unless terminated automatically as set forth in Section 11), and from year to year thereafter, subject to annual approval (i) by Distributor, (ii) by the Board of Trustees of the Trust or a vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Distributor by vote cast in person at a meeting called for the purpose of voting on such approval.

13.  SUCCESSOR INVESTMENT COMPANY.

     Unless this Agreement has been terminated in accordance with Paragraph 11, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust as a result of reorganization, recapitalization or change of domicile.

14.  INSURANCE.

     Distributor shall furnish the Trust with pertinent information concerning the professional liability coverage that it maintains. Such information shall include the identity of the insurance carrier(s), coverage levels and deductible amounts. Distributor shall notify the Trust should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. Distributor shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by Distributor under its insurance coverage.

     Further, Distributor shall furnish the Trust with a Certificate of Insurance or a copy of the policy evidencing such coverage, which insurance shall name the Trust as an Insured Investment Company under the policy, and shall contain a 60-day "cancellation" clause and a "changes in exposure" clause. Such policy shall be primary coverage as between Distributor and the Trust and such insurance coverage shall not limit the liability of Distributor to the Trust for any damages. In the event of any payment of damages to the Trust, Distributor hereby waives any right to be subrogated to the rights of the Trust against any third party.



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

15.  LIMITATION OF LIABILITY.

     It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

16.  SEVERABILITY.

     In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

17.  QUESTIONS OF INTERPRETATION.

     (a) This Agreement shall be governed by the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law.

     (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

18.  NOTICES.

     Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party, with a copy to the Trust's counsel, at such address as such other party may designate for the receipt of such notice. Such notice will be effective upon receipt. Until further notice to the other party, it is agreed that the address of the Trust for this purpose shall be 3100 Tower Boulevard, Durham, North Carolina 27707, Attn: George W. Brumley III; and that the address of Distributor for this purpose shall be 135 Merchant Street, Suite 230, Cincinnati, Ohio 45246, Attn: Robert G. Dorsey.


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

19.  RECORD RETENTION AND CONFIDENTIALITY

     Distributor expressly agrees that:

     (a) "nonpublic personal information" relating to "consumers" and "customers" of the Trust (as those terms are defined in Regulation S-P) provided by or at the direction of the Trust to Distributor, or collected or retained by Distributor in the course of performing its duties as administrator will be kept confidential. Distributor will not use, disclose, sell or in any way transfer such nonpublic personal information to any person or entity, except as necessary to perform its obligations under this Agreement, at the direction of the Trust or otherwise as required or permitted by law;

     (b) it will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Trust. Distributor will adhere to the privacy policy and procedures of the Trust and its respective policies and procedures governing information security. The Trust reserves the right to audit Distributor to ensure compliance with such policies and procedures and applicable privacy laws; and

     (c) at the request of the Trust, Distributor will provide the Trustees with periodic reports outlining its policies and procedures governing information security and the implementation of such policies and procedures. Distributor will promptly report to the Trust any material changes to these policies and procedures before, or promptly after, the adoption of such changes.

20.  EXECUTION.

     This Agreement may be executed by one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one in the same instrument.



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


     IN WITNESS WHEREOF, the Trust and Distributor have each caused this Agreement to be signed in duplicate on their behalf, all as of the day and year first above written.


     ATTEST:                                   OAK VALUE TRUST


     /s/ Margaret C. Landis                    By: /s/ Larry D. Coats, Jr.
     --------------------------                    -------------------------
                                                   Name:  Larry D. Coats, Jr.

                                                   Its:  President


     ATTEST:                                   ULTIMUS FUND DISTRIBUTORS, LLC

      /s/ Sue A. Pilcher                       By: /s/ Robert G. Dorsey
     --------------------------                    -------------------------
                                                   Name:  Robert G. Dorsey

                                                   Its:  President



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



                                   SCHEDULE A

                      TO THE DISTRIBUTION AGREEMENT BETWEEN
                                 OAK VALUE TRUST
                                       AND
                         ULTIMUS FUND DISTRIBUTORS, LLC


                                 FUND PORTFOLIOS
                                 ---------------

                                 Oak Value Fund














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